Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-05471, No. 333- 05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457, No. 333-128894, No. 333-197728, No.333-175065, No. 333-236579, No. 333-116625 and No. 333-271985) on Form S-8 and in the registration statements (No. 033-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-189459, No. 333-189488, No. 333-156396, No. 333-197730, No. 333-221393, No. 333-249588 and No. 333-274624) on Form S-3 of Fulton Financial Corporation of our report dated February 28, 2025, with respect to the statement of assets acquired and liabilities assumed of Republic First Bank by Fulton Bank, National Association, a wholly owned subsidiary of Fulton Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2025